Exhibit 10.2

INDEMNIFICATION AND HOLD HARMLESS AGREEMENT

THIS INDEMNIFICATION AND HOLD HARMLESS AGREEMENT (this “Agreement”) is made as of November ____, 2008, by and between [insert Energy XXI (Bermuda) Limited subsidiary name], a ______________ formed under the laws of Delaware (the “Company”), and ______________ (“Indemnitee”).

WHEREAS, in order to incentivize Indemnitee to serve, or to continue to serve, as a director and/or officer of the Company (in any such case, the “Service”), the Company has agreed to indemnify Indemnitee as set forth below; and

WHEREAS, the Company recognizes that the increasing difficulty in obtaining directors’ and officers’ liability insurance, the increases in the cost of such insurance and the general reductions in the coverage of such insurance have increased the difficulty of attracting and retaining such persons; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders that the Company act to assure such persons that there will be increased certainty of such protection in the future; and

WHEREAS, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will continue to serve the Company free from undue concern that they will not be so indemnified;

NOW, THEREFORE, in consideration of the foregoing and certain other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Indemnification. Effective as of the original date of Indemnitee’s beginning Service, the Company shall indemnify Indemnitee and hold Indemnitee harmless if the Indemnitee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and in any appeal in such action, suit or proceeding, and in any inquiry or investigation that could lead to such an action, suit or proceeding, against any and all liabilities, obligations (whether known or unknown, or due or to become due or otherwise), judgments, fines, fees, penalties, interest obligations, deficiencies, other actual losses (for example, verifiable lost income related to time spent defending such claim or action) and reasonable expenses (including, without limitation amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts) incurred or suffered by Indemnitee or on Indemnitee’s behalf in connection with such action, suit or proceeding arising out of or pertaining to any actual or alleged action or omission which arises out of or relates to the fact that Indemnitee is, was or has agreed to serving as a director or officer of the Company or at the request of the Company as a director, officer, trustee, employee, or agent of or in any other capacity for another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by then applicable law, including the Delaware General Corporations Law (“DGCL”),  the Company’s [insert title of formation document] and the Company’s Bylaws, each as may be amended from time to time (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide the same or broader indemnification rights than permitted prior thereto) (each such liability, obligation, judgment, fine, fee, penalty, interest obligation, deficiency, other actual losses, and reasonable expenses being referred to herein as a “Loss,” and collectively, as “Losses”).

2. Payment. Any Loss incurred by Indemnitee shall be paid in full by the Company on a regular monthly basis. This indemnity applies even if the Indemnitee caused the Loss through his or her negligence, strict liability or other fault; however, if any Losses for which Indemnitee received payment from the Company under this Agreement are determined by final judicial decision from which there is no further right to appeal, to have been caused by Indemnitee under circumstances with respect to which indemnification is not permitted by applicable law or this Agreement (any such Loss, a “Non-Indemnification Loss”), Indemnitee shall repay to the Company such Losses paid on behalf of Indemnitee hereunder.

3. Term. The indemnification rights provided hereby to Indemnitee shall continue even though he or she may have ceased to be a director, officer, trustee, employee, or agent of or in any other capacity for the applicable entity.

4. Notice and Coverage Prior to Notice. Indemnitee shall give notice (the “Notice”) to the Company within five days after actual receipt of service or summons related to any action begun in respect of which indemnity may be sought hereunder or actual notice of assertion of a claim with respect to which he seeks indemnification; provided, however, that the Indemnitee’s failure to give such notice to the Company within such time shall not relieve the Company from any of its obligations under Section 1 of this Agreement except to the extent the Company has been materially prejudiced by Indemnitee’s failure to give such notice within such time period. Upon receipt of the Notice, the Company shall assume the defense of such action, whereupon the Indemnitee shall not be liable for any reasonable fees or expenses of counsel for Indemnitee or any other Losses incurred thereafter with respect to the matters set forth in the Notice and the Company shall reimburse the Indemnitee for all reasonable expenses related to the action or claim incurred by the Indemnitee prior to the Indemnitee’s giving of the Notice.

5. Non-Exclusivity. The rights of Indemnitee hereunder shall be in addition to any rights that Indemnitee may have under the Company’s governance documents (e.g. [insert title of formation document], Bylaws, etc.) (the “Governance Documents”), applicable law or otherwise and shall survive any termination, resignation, death or other dismissal of Indemnitee. No amendment or alteration of the Company’s Governance Documents shall adversely affect Indemnitee’s rights under the Governance Documents or this Agreement.

6. Insurance. To the extent the Company maintains, at its expense, an insurance policy or policies providing liability insurance with respect to the acts or omissions covered by this Agreement, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available there under.

7. Payment. The Company shall not be liable to Indemnitee under this Agreement to make any payment in connection with any claim against Indemnitee to the extent the Indemnitee has otherwise actually received, and is entitled to retain, payment (under any insurance policy or otherwise) of the amounts otherwise indemnifiable hereunder.

8. Enforceability. The indemnification contained in this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation, liquidation or otherwise to all or substantially all of the business and/or assets of the Company), spouses, heirs and personal and legal representatives.

9. Binding Obligation. If this Agreement or any portion hereof shall be found to be invalid on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless Indemnitee, as to costs, charges and expenses (including court costs and attorneys’ fees), judgments, fines, penalties and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and in any appeal in such action, suit or proceeding, and in any inquiry or investigation that could lead to such an action, suit or proceeding, to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.

10. Governing Law; Venue; Interpretation. This Agreement shall be construed in accordance with and governed by the laws of Delaware, without regard to the principles of conflicts of laws. The parties agree that any litigation directly or indirectly relating to this Agreement must be brought before and determined by a court of competent jurisdiction within Harris County, Texas, and the parties hereby agree to waive any rights to object to, and hereby agree to submit to, the jurisdiction of such courts.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.

11. Right to Sue; Attorneys’ Fees and Costs. If a claim by Indemnitee for payment of Losses hereunder is not paid in full by the Company within forty-five (45) days after a written claim has been delivered to the Company, Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, Indemnitee shall be entitled to be paid also the reasonable costs and expenses of prosecuting such suit. In any suit brought by Indemnitee to enforce any right hereunder (including, without limitation, the right to indemnification), the burden of proving that Indemnitee is not entitled to such right shall be borne by the Company. If a claim by the Company for repayment of any Non-Indemnification Losses previously paid on behalf of Indemnitee hereunder is not repaid in full to the Company within forty-five (45) days after such ruling has been delivered to Indemnitee, the Company may at any time thereafter bring suit against the Indemnitee to recover the unpaid amount.

12. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the heirs, successors and assigns of each party to this Agreement.

13. Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by each of the parties hereto.

14. Facsimile and Counterpart Signature. This Agreement may be executed by facsimile signature and in one or more counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute the same instrument, but only one of which need be produced.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

[Energy XXI (Bermuda) Limited Subsidiary]

By:
Name:
Title:

INDEMNITEE

By:
Name: